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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement of Form S-1 of our report, dated April 25, 1997, relating to the financial statements of Authentic Specialty Foods, Inc., and of our report dated May 27, 1997, relating to the financial statements of La Victoria Foods, Inc. We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.



                                          /s/  McGLADREY & PULLEN, LLP
                                          ----------------------------
                                               McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
June 24, 1997